QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.22

DATED	24th December	1999

Cornhill Insurance PLC

-and-

Eyretel Limited

AGREEMENT FOR UNDERLEASE

-of-

1st and 2nd Floor, Kings Court,
Wings B & C, Kingston Road, Leatherhead, Surrey

Cornhill Insurance PLC
57 Ladymead
Guildford
Surrey
GUI IDB
Tel: 01483 552511
Fax: 01483 552946

1

THIS AGREEMENT is made the 24th day of December 1999

BETWEEN:

Cornhill Insurance Plc (Company Registration No. 84638) whose registered office is at 32 Cornhill London EC3V 3LJ (hereinafter called "the Landlord") and

2
Eyretel Limited (Company Registration No 2563800) whose registered office is at 2 Horsham Gates North Street Horsham West Sussex (hereinafter called ("the Tenant")

1    DEFINITIONS AND INTERPRETATION

In this agreement, the expressions defined in this Clause 1 have the meanings given.

1.1    'The Completion Date'

'The Completion Date' means 24th December 1999.

1.2    'The Superior Lease'

'The Superior Lease' means the Lease dated 5th May 1999 and made between the Landlord and Norwich Union Life and Pensions Limited where the premises described in Schedule 1 were demised to the Landlord from 25th Day of March 1999 for a term of 25 years.

1.3    'The Superior Landlord'

'The Superior Landlord' means Norwich Union Life and Pensions Limited.

1.4    Gender And Number

Words importing one gender are to be construed as importing any other gender; words importing the singular are to be construed as importing the plural and vice versa.

1.5    Headings

The clause, paragraph and schedule headings do not form part of this agreement and are not to be taken into account in its construction or interpretation.

1.6    Interpretation of 'the Landlord'

'The Landlord' includes the Landlord's successors in title to the Premises, and any other person who is at any time entitled to the reversion immediately expectant on the term agreed to be granted by this agreement.

1.7    Joint and several obligations

Where any party comprises two or more persons, the obligations and liabilities of that party under this agreement are to be joint and several obligations and liabilities of those persons.

1.8    'The Lease'

'The Lease' means a lease of the Premises for a term of twenty five years (less five working days) from 25th March 1999 granted in consideration of an initial rent of £417,075 (Four Hundred and Seventeen Thousand and Seventy Five pounds) per year exclusive of VAT, in the form of the draft lease annexed and initialled by or on behalf of the parties hereto.

1.9    'The Premises'

'The Premises' means the land and premises shown edged red on the plan annexed hereto which are particularly described in Schedule 1, being the land and premises comprised in title number [SY686893]

1.10    'Bank Guarantee'

The 'Bank Guarantee' means a bank guarantee to be given to the Landlord as security for rent payable under the terms of the Lease by H.S.B.C Bank PLC in the form of the draft annexed.

1.11    References to clauses, paragraphs and schedules

References in this agreement to any clause, subclause, paragraph, subparagraph or schedule without further designation are to be construed as references to the clause, subclause, paragraph, subparagraph or schedule of this agreement so numbered.

1.12    'The Rent Commencement Date'

1.12.1    'The Rent Commencement Date' means 1st August 2000.

2.    GRANT AND COMPLETION

2.1    Grant

The Landlord must grant the Lease, and the Tenant must execute a counterpart of the Lease.

2.2    Preparation of documents

The Lease and the counterpart are to be prepared by the Landlord's solicitors and an engrossment of the counterpart must be delivered to the offices of the Tenant's solicitors at least one day before the Completion Date.

2.3    Completion

The Lease must be completed on the Completion Date at the offices of the Landlord's solicitors or at any other place they reasonably require.

2.4    Notice to complete

At any time on or after the Completion Date either the Landlord or the Tenant being ready able and willing able to complete the Lease and perform their other obligations under this agreement may invoke the provisions of clause 2.5 by notice to the other, in the case to the Landlord to the Tenants and in the case of the Tenant to the Landlord ("a notice to complete") but Without Prejudice to any other available right or remedy.

2.5    Completion on notice

The Lease must be completed within 3 working days after service of a notice to complete and the parties must complete and the parties must perform their other obligations under this agreement.

3.1.1    VACANT POSSESSION AND RENT

3.1    Vacant possession

Vacant possession of the Premises is to be given to the Tenant on completion of the Lease but the Tenant may not make any objection to, and is not to be allowed any compensation in respect of, the presence on the Premises of any chattels in or about the Premises at the date of this agreement.

3.2    Rent

        If the Lease is completed, rent is to be payable in accordance with the terms of the Lease with effect from the Rent Commencement Date.

4.    DAMAGE TO THE PREMISES

        No damage to or destruction of the Premises or any part of them or the means of access to them occurring after the date of this agreement, however occasioned, is to affect the obligations of the parties under this agreement in any way.

5.    TITLE

5.1    Deduction of title

The Landlord has supplied the Tenant with office copies of the entries on the register and filed plan of Title Number SY823261 which is the Superior Landlord's title and has supplied the Tenant with a copy of the original lease from the Superior Landlord to the Landlord. The Landlord has also supplied the Tenant with a certified copy of the Superior Lease.

5.2    Terms of the Superior Lease and Draft Lease

The Tenant or his solicitors having been supplied with a copy of the Superior Lease and Draft Lease, the Tenant has entered into this agreement with notice of their terms and conditions and may not raise any objection, requisition or enquiry in respect of them.

5.3    The subjections

The premises are to be demised subject to any matters set out or referred to in schedule 2 and the Tenant or his solicitors having been supplied with sufficient information as the Landlord has concerning those matters The Tenant has entered into this agreement with notice of them and may not raise any objection, requisition or enquiry in respect of them.

5.4    Notice of state and condition

The Tenant has entered into this agreement with notice of the actual state and condition of the Premises, and the Tenant must take the Premises as they are.

6.    RESTRICTIONS

6.1
Definition of 'the Restrictions'

In this clause, references to 'restrictions' are references to all matters affecting the Premises or their use registered or capable of registration as local land charges, and all notices, charges, orders, resolutions, demands, proposals, requirements, restrictions, agreements, directions or other matters affecting the Premises or their use, served or made by a local or other competent authority, or otherwise arising under a statute or a regulation or order made under a statute.

6.2    Demise subject to the Restrictions

The Premises are to be demised subject to any restrictions in existence at the date of this agreement or arising at any later date.

6.3    Warranties excluded

No representation is made or warranty given by the Landlord as to whether or not any restrictions exist, or as to the permitted use of the Premises for planning purposes, or as to whether in other respects the Premises comply with any restrictions.

6.4    Obligations and indemnity

The Tenant acknowledges that its obligations under this agreement and the Lease are not to be affected or lessened in any way by the fact that any restrictions may now or subsequently exist, or by any non-compliance with any restrictions, and, to the extent that compliance with it would be the Tenant's responsibility under the Lease, the Tenant must indemnify the Landlord in respect of any liability under any requirement of a local or other competent authority in relation to the Premises whether made before or after the date of this agreement.

7    MISREPRESENTATIONS

7.1    No authorised representations

Except as provided in clause 7.2, no agent, adviser or other person acting for the Landlord has at any time been authorised by the Landlord to make to the Tenant, or to any agent, adviser or other person acting for the Tenant, any representation whatsoever, whether written, oral or implied, in relation to the Premises or to any matter contained or referred to in this agreement.

7.2    Preliminary enquiries

Any written statement made by the Landlord's solicitors to the Tenant's solicitors before the making of this agreement in reply to a written enquiry made by the Tenant's solicitors was made with the authority of the Landlord.

7.3    Immaterial errors

No immaterial error, omission or misstatement in this agreement, or in any plan referred to in this agreement, or in any statement made by any person before the making of this agreement, is in any way to affect the obligations of the parties under this agreement or entitle any party to damages or compensation.

8.    ASSIGNMENT OF BENEFIT PROHIBITED

The Tenant must not assign, sublet, charge or otherwise deal with all or part of the benefit of this agreement, and the Landlord need not grant the Lease to any person other that the Tenant.

9.    POSSESSION

9.1    Executory agreement

This agreement is an executory agreement only, and is not to operate or be deemed to operate as a demise of the Premises.

9.2    Occupation prior to completion

The Tenant shall have licence and authority to enter upon the Premises from the date hereof subject to the Tenant observing and performing the obligations on its part contained in the underlease. Until the Completion Date the Tenant will occupy the Premises as Licensee only and no relationship of Landlord and Tenant will be created.

10    NOTICES

10.1    Form and service

Any notice or other communication given or made in accordance with this agreement must be in writing and may, in addition to any other effective mode of service, be sent by registered or recorded delivery to the relevant party either at the address of that party shown on the first page of this agreement or at any other address from time to time notified to the other party as being an address for service for the purposes of this agreement.

10.2    Service on solicitors

Any notice or other communication given by or to any party in accordance with this agreement may be given by or to that party's solicitors.

11    LANDLORD'S SOLICITORS' COSTS

On completion of the Lease the Tenant must pay one half of the reasonable and proper fees, disbursements and incidental expenses of the Superior Landlord's solicitors, including VAT, for negotiating and preparing the Licence to underletting. The Tenant is also to be responsible for any stamp duty or any counterpart documents entered into pursuant to this agreement.

12    DEPOSIT OF LAND CERTIFICATE

The Landlord must as soon as practicable after the date of this agreement place the land certificate of Title Number SY686893 on deposit at HM Land Registry to enable notice of this agreement and, if the Lease is completed, notice of the Lease, to be entered on the register and to facilitate substantive registration of the Lease and must notify the Tenant's solicitors of the deposit number.

13    MERGER EXCLUDED

To the extent that they remain to be observed and performed, all the provisions of this agreement are to continue in full force and effect notwithstanding completion of this agreement.

14    FITTING OUT COSTS

The Landlord will pay to the Tenant within 14 days of completion £15,000 + VAT towards the Tenants costs of fitting out the Premises for occupation. The said £15,000 is in respect of conventional 3 compartmentel floor boxes.

15    BANK GUARANTEE

15.1
Eyretel are a relatively new company and do not have sufficient financial records to show Cornhill that they will be able to meet the rents payable under the provisions of the Lease.

15.2
In consideration of Cornhill entering into this Agreement Eyretel agrees and undertakes to Cornhill that it shall on or before the grant of the Lease procure that Cornhill shall receive the benefit of a guarantee to be provided to it by HSBC Plc in the form of the agreed draft annexed hereto (the "Guarantee").

15.3
Cornhill has agreed to accept the Guarantee as security for payment of Rents becoming due under the Lease.

15.4
The Guarantee shall continue in full force and effect for the period specified therein or until earlier termination as follows:-

15.4.1
If at any time during the continuance of the Guarantee Eyretel provides to Cornhill an alternative guarantee provided by another London Clearing Bank or other financial institution of equivalent standing and for no lesser amount and on no less favourable terms than those contained in the Guarantee then Cornhill shall upon receipt of such substitute guarantee release the Guarantee.

15.4.2
The provisions of Clause 15.4.1 shall continue to apply throughout the Term (or until the requirement for a rental guarantee shall cease in accordance with the provisions of clause 15.4.3 hereof) to any substitute guarantee that shall have been accepted by Cornhill in place of the Guarantee.

15.4.3
The Guarantee (or any substitute guarantee provided under the provisions of Clause 15.4.1 or 15.4.2) shall terminate and be released by Cornhill upon the earlier to occur of the following:-

15.4.3.1
seven days after Eyretel shall have delivered up to Cornhill vacant possession of the Premises following the expiration of the Term and the payment of all rent due thereunder and the fulfilment of any enforceable obligation of Eyretel under the Lease as to reinstatement of the Premises upon such expiration; or

15.4.3.2
the quarterly date for the payment of rent due under the Lease ("the Rents") next after Eyretel shall have produced and delivered to Cornhill duly audited accounts without qualification to the auditor's certificate thereon and being accounts prepared on the historical cost convention which show that in each of the two preceding consecutive years of account of the consolidated position of the Eyretel Group of companies

i)
the profits of the Eyretel Group of companies before tax have exceeded three times the annual amount of the yearly Rent in respect of the year of the Term current at such quarterly date and

ii)
the net asset value of the Eyretel Group of companies shall have exceeded five times the annual amount of the yearly Rent in respect of the year of the Term current at such quarterly date; or

15.4.3.3
As soon as any of the criteria detailed in sub clauses 15.4.3.1 or 15.4.3.2 or have occurred Cornhill shall notify HSBC Bank Plc within 30 days confirming that the Guarantee should be cancelled forthwith.

15.5
For the purposes of this Clause 15 the terms:-

"Cornhill"	shall include any successors in title to the reversion immediately expectant upon determination of the Lease;
"Eyretel"	shall include any successors in title or assigns of the residue of the Lease;
"Lease"	shall mean the term of years granted or to be granted by the Lease;
"Rents"	shall have the meaning given to it in the Lease.

16    SIGNAGE RIGHTS

The Landlord will do nothing to frustrate the Tenants negotiations with the Superior Landlord for signage and naming rights of the building in which the Premises is situated and for the avoidance of doubt does not object to the Tenant negotiating directly with the Superior Landlord.

17    ASSIGNMENT OF HEAD LEASE

The Landlord agrees to assign and the Tenant agrees to take an Assignment of the Head Lease at nil premium. The Assignment will only take place with the Superior Landlords consent. Provided the Superior Landlords consent is forthcoming the Landlord and Tenant must complete the said Assignment as soon is reasonably practicable after obtaining the said consent.

18    WARRANTIES

The Landlord shall on completion of the Lease hand over to the Tenant the Deeds of Warranty as listed in schedule three hereto together with completed assignments relating to each of such warranties such assignments to be in the form of the drafts annexed hereto.

19    DEED OF VARIATION

On or before the date of Completion the Landlord will hand to the Tenant the form of the agreed Deed of Variation in the form of the draft annexed hereto made between Norwich Union Life and Pensions Limited (1) and the Landlord (2) which for the avoidance of doubt is hereby approved by the Tenant.

20    DEFECTS LIABILITY PERIOD

        The Landlord shall at its own cost use its reasonable endeavours to enforce or procure the Superior Landlord enforces the defects liability provisions in the Building Contract dated [                                  ] made between [                                      ] in relation to the Premises.

SCHEDULE 1: THE PREMISES

        1st and 2nd Floors (Wings B & C) of 41, 43 and 51 Kingston Road (also know as Kings Court) Leatherhead, Surrey KT22 7SZ. Which premises are for the purposes of identification only shown edged red on the second and third plans of the Superior Lease.

SCHEDULE 2: THE SUBJECTIONS

NONE

SCHEDULE 3

Date	Document	Parties
7th May 1999	Warranty Agreement	Hill Leigh (Timber Products) Limited (1) C H Pearce Construction Limited (2) Cornhill Insurance PLC (3)
7th May 1999	Warranty Agreement	C H Pearce Construction Limited (1) Cornhill Insurance PLC (2) Crest Nicholson Plc (3)
7th May 1999	Warranty Agreement	City Lifts Limited (1) C H Pearce Construction Limited (2) Cornhill Insurance PLC (3)
7th May 1999	Warranty Agreement	Modern Engineering (Bristol) Limited (1) C H Pearce Construction Limited (2) Cornhill Insurance PLC (3)
7th May 1999	Warranty Agreement	Aluminium Sashes Limited (1) C H Pearce Construction Limited (2) Cornhill Insurance PLC (3)
7th May 1999	Warranty Agreement	Built Environment Engineering Limited (1) C H Pearce Construction Limited (2) Cornhill Insurance PLC (3)
7th May 1999	Warranty Agreement	Johnson Poole and Bloomer (1) Cornhill Insurance PLC (2)
7th May 1999	Warranty Agreement	Broadway Malyan Limited (1) Cornhill Insurance PLC (2)
7th May 1999	Warranty Agreement	Fuller & Partners (1) Cornhill Insurance PLC (2)
7th May 1999	Warranty Agreement	Bunyan Meyer & Partners Limited (1) Cornhill Insurance PLC (2)
7th May 1999	Warranty Agreement	A P Health & Safety Management (1) Cornhill Insurance PLC (2)
7th May 1999	Warranty Agreement	A L Currie & Brown (1) Cornhill Insurance PLC (2)
11th May 1999	Warranty Agreement	Durabella Limited (1) C H Pearce Construction Limited (2) Cornhill Insurance PLC (3)

In Witness whereof the Parties have set their hand on the day and year first written above

Executed as a Deed by
 Cornhill Insurance Plc
By it's Duly Authorised
Officers

  (i)
  Director

  (ii)
  Secretary

Executed as a Deed by
 Eyretel Limited
by it's Duly Authorised
Officers

  (i)
  Director                /s/ [ILLEGIBLE]

  (ii)
  Secretary                /s/ [ILLEGIBLE]

DATED	1999

Cornhill Insurance PLC(1)

-and-

Eyretel Limited(2)

UNDERLEASE

-of-

1st & 2nd Floors Wings B & C
Kings Court Leatherhead Surrey

Cornhill Insurance PLC
57 Ladymead
Guildford
Surrey GU 1 1 DB

Tel: 01483 552033
Fax: 01483 552946

Ref: AB.

THIS LEASE is made the      day of                  One thousand nine hundred and ninety-nine

BETWEEN:

1
CORNHILL INSURANCE PLC (Company registration number 84638) whose registered office is at 32 Cornhill, London, EC3V 3LJ (hereinafter called "the Landlord")

2
EYRETEL LIMITED (Company registration number 2563800) whose registered office is at Horsham Gates, North Street, Horsham, West Sussex (hereinafter called "the Tenant")

NOW THIS DEED WITNESSES as follows:

1
DEFINITIONS AND INTERPRETATION

1.1
IN this Lease unless the context otherwise requires the following expressions have the following meanings:-

1.1.1
"Action of the Tenant" means any act omission or default of the Tenant or any undertenant or licensee or any other person under its or their control

1.1.2
"Adjoining Land" means any land and/or buildings adjoining or neighbouring the Building

1.1.3
"Acceptable Assignee" means a person resident in England or company incorporated and registered in England whose average profits before tax for each of its three complete financial years immediately proceeding the date on which application for licence to assign is made is not less than the aggregate of the First Rent payable on such date multiplied by 3

1.1.4
"Authorised Guarantee Agreement" means an agreement whereby the Tenant guarantees the performance by an assignee from the Tenant of the Tenant's covenants in this Lease in the terms set out in the Seventh Schedule of this Lease subject to such amendments as may be required by law from time to time (but only for such period as the assignee is the Tenant under this Lease) and otherwise in accordance with Section 16 of the Landlord and Tenant (Covenants) Act 1995

1.1.5
"Base Rate" means the base rate of National Westminster Bank PLC or some other London clearing bank being a member of the Committee of London and Scottish bankers nominated in writing by the Landlord from time to time but if the rate shall cease to be quoted the Base Rate shall be such reasonably equivalent rate of interest as may be determined by the Landlord.

1.1.6
"the Building" means the building of which the Demised Premises forms part and refers to each and every part of the Building and the car park service or loading area service road and any other areas the use and enjoyment of which is appurtenant to the Building whether or not within the structure of the Building which for the purposes of identification is shown edged red on the marked "1" Plan.

1.1.7
"Clean Up Costs" means costs and liabilities arising as a result of or in connection with the presence in on or under the Demised Premises of Waste and/or Hazardous Substances including any relating to the cleaning or removal of any substance whose presence has materialised during the Term

1.1.8
"the Code" means the Code of Measuring Practice of the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers (Fourth Edition)

1.1.9
"Common Parts" means those parts of the Building to be used in common by the Tenant other tenants and occupiers of the Building the Landlord and those properly authorised or permitted to do so or by any of them and Common Parts includes (but without limitation) the atrium and entrance hall corridors lobbies staircases lavatories accessways passages lifts courtyards external pervious car park ramp service areas landscaped areas and other such amenities but excludes any such parts as may be within the Demised premises

  1.1.10
  "Conduits" means all sewers drains pipes gullies gutters ducts mains watercourses channels subways wires cables conduits flues and other conducting media of whatsoever nature

  1.1.11
  "Demised Premises" means the premises on the 1st and 2nd floors of wings B and C of the Building and for the purpose of identification only shown edged red on the Plan marked "2" and the Plan marked "3" and includes:-

  1.1.23
  "Legislation" means any statutes and laws (whether of Parliament the European Community or otherwise) which have effect or are in force from time to time and all subordinate legislation orders rules regulations and byelaws arising therefrom or made pursuant thereto

  1.1.24
  "Lettable Areas" means those parts of the Building leased or intended to be leased to occupational tenants

  1.1.25
  "Net Internal Area" means net internal area as defined in the Code

  1.1.26
  "Parking Areas" means the car parking areas from time to time allocated to the Tenant pursuant to paragraph 4 of the First Schedule

  1.1.27
  "Permitted Part" means an underletting of part of the Demised Premises provided that no more than two occupiers per floor may occupy at any one time and a Permitted Part can never be less than 2000 sq. ft of net internal area

  1.1.28
  "the Permitted Use" means the use of the Demised Premises permitted by clause 3.17 of this Lease

  1.1.29
  "Planning Acts" means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 and the Planning and Compensation Act 1991 and any subsequent legislation of a similar nature regulating the development, use, safety and control of property

  1.1.30
  "Prescribed Rate" means the rate of four per centum (4%) per annum above the Base Rate

  1.1.31
  "Rent Commencement Date" means the [        ] day of [                  ] [    ]

  1.1.32
  "Rents" means all the rents reserved by and payable pursuant to clauses 2 and 3

  1.1.33
  "Retained Parts" means all parts of the Building which do not comprise Lettable Areas including but not limited to:-

  (a)
  the external walls exterior cladding panels roofs foundations and main structure of the Building and the expression "main structure" shall include without prejudice to the generality thereof (i) all structural or loadbearing internal walls beams columns partitions ceilings and floors and (ii) all walls separating the Demised Premises or the other Lettable Areas in the Building from any other part of the Building

  (b)
  the Common Parts

  (c)
  any part of the Building reserved by the Landlord for the housing of plant machinery and equipment or otherwise in connection with or required for the provision of services

  (d)
  all Conduits in upon over or under or exclusively serving the Building except any that form part of the Lettable Areas and exclusively serve the same

  (e)
  all party structures boundary walls railings and fences and all exterior parts of the Building and all car parking areas reserved for the Building

  1.1.34
  "Review Date" means the [    ] day of [    ] in the years 2004, 2009, 2014 and 2019 (being the fifth tenth fifteenth and twentieth anniversaries) of the Term Commencement Date and "Relevant Review Date" shall be construed accordingly

  1.1.35
  "Risks" means the risks of firestorm tempest flood earthquake lightning explosion impact aircraft (other than hostile aircraft) and other aerial devices and articles dropped therefrom riot civil commotion and malicious damage bursting or overflowing of water tanks apparatus or pipes and heave and subsidence

  1.1.36
  "Second Plan" means the plan annexed to this Lease and marked "2"

  1.1.37
  "Service Charge" means the sums payable to the Landlord pursuant to clause 7

  1.1.38
  "Superior Landlord" means the person for the time being entitled to the reversion immediately expectant on the expiry of the term of the Superior Lease

  1.1.39
  "Superior Lease" means a lease dated 5th May 1999 made between Norwich Union Life and Pensions Limited (1) and the Landlord (2)

  1.1.40
  "Surveyor" means a professionally qualified person appointed by the Landlord (including an employee of the Landlord or a Group Company) and the person appointed by the Landlord to collect the Rents to perform the function of a surveyor and/or accountant for any purpose of this Lease but does not include the Independent Surveyor defined in the Third Schedule

  1.1.41
  "Term" means the term of years granted by this Lease and the period of any holding over or any extension or continuation whether by statute common law or otherwise

  1.1.42
  "the Term Commencement Date" means the 25th day of March 1999

  1.1.43
  "Termination of the Term" means the expiration or sooner determination of the Term

  1.1.44
  "Third Plan" means the plan annexed to this Lease and marked "3"

  1.1.45
  "Utilities" means water oil steam air electricity radio television telephone telegraphic and other telecommunications and other services and supplies of whatsoever nature

  1.1.46
  "Value Added Tax" means Value Added Tax and/or any tax of a similar nature that may be substituted for it or charged or levied instead of or in addition to it

  1.1.47
  "Waste" means controlled waste as defined in Section 75 of the Environmental Protection Act 1990 or special waste as defined in Section 17 of the Control of Pollution Act 1974 and Section 62 of the Environmental Protection Act 1990

1.2
UNLESS there is something in the subject or context inconsistent therewith:-

1.2.1
The Landlord includes any other person for the time being entitled to the reversion immediately expectant upon the determination of the Term

1.2.2
The Tenant (without prejudice to the application and operation of Section 79 of the Law of Property act 1925) includes the successors in title of the Tenant and those deriving titles under the Tenant and in the case of an individual includes his personal representatives

1.2.3
Where two or more persons are included in the expression "the Tenant" or "the Guarantor" the covenants which are expressed to be made by the Tenant or the Guarantor shall be deemed to be made by such persons jointly and severally

1.2.4
Words importing persons shall include firms companies and corporations and vice versa

  1.2.5
  Any covenant by the Tenant not to do any act or thing shall include an obligation not to permit or suffer such act or thing to be done

  1.2.6
  To be effective any consent approval or licence of the Landlord required by or to be given pursuant to this Lease must be in writing signed by or on behalf of the Landlord

  1.2.7
  Any reference to a statute (whether specifically named or not) shall include any amendment or re-enactment of such statute for the time being in force and all instruments orders notices regulations directions bye-laws permissions and plans for the time being made issued or given thereunder or deriving validity therefrom

  1.2.8
  References to "the Demised Premises" in the absence of any provision to the contrary includes any part thereof

  1.2.9
  The titles or headings appearing in this Lease are for reference only and shall not affect its construction

  1.2.10
  Any reference to a clause paragraph or schedule shall mean a clause paragraph or schedule of this Lease

2
DEMISE AND RENTS

  In consideration of the rents and covenants hereinafter reserved and contained and on the part of the Tenant to be paid and performed the Landlord HEREBY DEMISES unto the Tenant the Demised Premises TOGETHER WITH the rights and easements specified in the First Schedule EXCEPT AND RESERVING the rights and easements as specified in the Second Schedule and SUBJECT TO all rights easements quasi easements privileges covenants restrictions and stipulations of whatsoever nature affecting the Demised Premises including the matters contained or referred to in the deeds and documents listed in the sixth Schedule TO HOLD the Demised Premises unto the Tenant for a term of 25 YEARS (less five working days) from and including the Term Commencement Date YIELDING AND PAYING unto the Landlord during the Term the following rents namely:-

  2.1
  Yearly and proportionately for any fraction of a year from the Rent commencement Date the rent of FOUR HUNDRED AND SEVENTEEN THOUSAND AND SEVENTY FIVE POUNDS (£417,075) and from and including each Review Date such yearly rent as shall become payable under and in accordance with the provisions of the Third Schedule in each case to be paid (by banker's standing order unless the Landlord states otherwise in writing) by equal quarterly payments in advance on the four usual quarter days in every year the first payment being a proportionate sum in respect of the period from and including the Rent Commencement Date to the quarter day following the Rent Commencement Date to be made on the Rent Commencement Date

  2.2
  From the date hereof a due proportion (to be reasonably determined by the Landlord or the Surveyor) of all sums which the Landlord from time to time pays for insuring the Building against the Insured Risks pursuant to clauses 5.1.1 and 5.1.3 and the whole of the sums which the Landlord from time to time pays for insuring against loss of First Rent and the Service Charge pursuant to clause 5.1.2 including costs incidental thereto such as valuations of the Building for insurance purposes at such intervals as the Landlord may consider appropriate (but not more than once in any three year period) and any amounts which may be deducted or disallowed by the insurers pursuant to any excess or similar provisions the first of such sums to be due and paid on the date hereof and thereafter to be paid within 15 working days of demand

  2.3
  From the date hereof the Service Charge to paid within 15 working days of demand in accordance with clause 7

  2.4
  From the date hereof Value Added Tax on any of the foregoing rents to be paid within 15 working days of demand

  2.5
  From the date hereof interest on any of the foregoing rents such additional rent to be paid within 15 working days on written demand payable pursuant to clause 3.2

3
TENANT'S COVENANTS

        THE Tenant HEREBY COVENANTS with the Landlord as follows:-

  3.1
  Rents

    To pay the Rents reserved at the times and in the manner aforesaid without any deduction set-off or counterclaim whatsoever

  3.2
  Interest on Arrears

    Without prejudice to any other right remedy or power herein contained or otherwise available to the Landlord if any of the Rents (whether formally demanded or not) or any other sum of money payable to the Landlord by the Tenant under this Lease shall remain unpaid for more than 7 days after the date when payment was due to pay interest thereon at the Prescribed Rate from and including the date when payment was due to the date of payment to the Landlord (both before and after any judgement) Provided That if the Landlord declines to accept any Rent so as not to waive any existing breach or alleged breach of covenant to pay interest thereon at the Prescribed Rate from and including the date on which payment of such Rent was due to the date when payment is accepted by the Landlord

  3.3
  Outgoings

  3.3.1
  To pay and indemnify the Landlord against all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or of any other description and whether or not of a capital or non-recurring nature or of a wholly novel character) which now are or may at any time during the Term be charged levied assessed or imposed upon or payable in respect of the Demised Premises or upon the owner or occupier of them (excluding any tax payable by the Landlord in respect of the Rents reserved hereby (save for any Value Added Tax incurred thereon) or occasioned by any disposition of or dealing with the reversion of this Lease) and in the absence of a direct assessment on the Demised Premises to pay to the Landlord a fair proportion (to be reasonably determined by the Surveyor) of any such outgoings

  3.3.2
  To pay or (if the services hereinafter mentioned shall have been supplied by the Landlord) reimburse to the Landlord on demand all charges for electricity gas and water consumed in the Demised Premises including any connection and hiring charges and meter rents and to perform and observe all present and future regulations and requirements of all authorities companies and boards relating to Utilities on or to the Demised Premises

  3.4
  Repairs

    To repair and keep in good and substantial repair and condition the Demised Premises and (so far as may be necessary to fulfil this obligation) to rebuild reinstate or renew (so far as consistent with the obligation to repair) any part or parts of the Demised Premises and the Landlord's fixtures and fittings (damage by the Insured Risks excepted unless payment of any insurance moneys shall be withheld by reason of any Action of the Tenant) and when necessary to replace any of the Landlord's fixtures and fittings which may be or become beyond repair during the Term with new ones which are similar in type quality and value

  3.5
  Decorations

    In the fifth year after the Term Commencement Date and thereafter in every fifth year of the Term and also in the last six months of the Term howsoever determined in a good and workmanlike manner to prepare and decorate (with two coats at least of good quality paint) or otherwise treat as appropriate all interior parts of the Demised Premises required to be so treated and as often as may be reasonably necessary to wash down all tiles glass glazed bricks and similar washable surfaces such decorations and treatment in the last year of the Term to be executed in such colours and materials as the Landlord may reasonably require

  3.6
  Cleaning

    To keep the Demised Premises in such clean and tidy condition as is reasonably consistent with the Tenant's use thereof and as often as may be necessary properly to clean the insides of all windows and window frames all other glass in the exterior of the Demised Premises including the insides of the windows forming part of the external walls of the Building which are excluded from the Demised Premises and in the entrance doors of the Demised Premises

  3.7
  Yield Up

  3.7.1
  At the Termination of the Term quietly to yield up the Demised Premises to the Landlord in good and substantial repair and condition in accordance with the covenants by the Tenant contained in this Lease

  3.7.2
  Immediately prior to the Termination of the Term at the cost of the Tenant:-

  (a)
  to replace any of the Landlord's fixtures and fittings which shall be missing broken damaged beyond repair or destroyed with new ones of similar kind quality and value

  (b)
  to remove from the Demised Premises any moulding sign writing or painting of the name or business of the Tenant or occupiers and all tenant's fixtures fittings furniture and effects (unless the Landlord shall agree otherwise) and to make good to the reasonable satisfaction of the Landlord all damage caused by such removal

  (c)
  if so required by the Landlord but not otherwise to remove and make good all alterations and additions made to the Demised Premises by the Tenant after the date hereof during the Term and well and substantially to reinstate the Demised Premises in such manner as the Landlord shall reasonably direct and to its reasonable satisfaction

  3.8
  Rights of Entry by Landlord

    To permit during normal working hours the Landlord and all persons authorised by it with all necessary materials and appliances at all reasonable times upon giving at least forty eight hours prior written notice (except in cases of emergency) to enter and temporarily remain upon the Demised Premises for any of the following purposes:-

    3.8.1
    To view and examine the state and condition of the Demised Premises and to take schedules or inventories of the Landlord's fixtures

    3.8.2
    To exercise any of the rights excepted and reserved by this Lease

    3.8.3
    For any other purpose connected with the interest of the Landlord in its capacity as the owner of the Building including but not limited to valuing or disposing of any interest of the Landlord

    PROVIDED THAT the Landlord (or other person exercising such right) shall cause as little inconvenience as reasonably possible and shall make good at the Landlord's expense without unnecessary delay any damage caused to the Demised Premises

  3.9
  To Comply With Notices

    Whenever the Landlord shall give written notice to the Tenant of any breaches of the Tenant's covenants relating to the condition or state of repair or decoration of the Demised Premises the Tenant shall as soon as is reasonably practicable or as specified in the notice but in any event within one month of such notice or such longer period as may be reasonable make good and remedy the breach of covenant to the reasonable satisfaction of the Landlord and if the Tenant shall fail within twenty-eight days of such notice or as soon as reasonably possible in the case of emergency to commence and then diligently and expeditiously to continue to comply with such notice the Landlord may enter the Demised Premises and carry out or cause to be carried out all or any of the works referred to in such notice and all reasonable and proper costs and expenses thereby incurred shall be paid by the Tenant to the Landlord within 10 working days of demand and in default of payment shall be recoverable as rent in arrear

  3.10
  Dangerous Materials and Use of Machinery

  3.10.1
  Not to bring in to the Building or keep in the Demised Premises any article or thing which is or might become dangerous offensive combustible inflammable radio-active or explosive or which might increase the risk of fire or explosion

  3.10.2
  Not to keep or operate in the Demised Premises any machinery which shall be unduly noisy or cause vibration or which is likely to annoy or disturb the other tenants and occupiers of the Building

  3.11
  Overloading

    Not to overload the floors of the Demised Premises or suspend any excessive weight from the roofs ceilings walls stanchions or structure of the Demised Premises or do any other thing which may subject the Demised Premises or the Building to any strain beyond that which it is designed to bear with due margin for safety and to pay to the Landlord on demand all costs reasonably incurred by the Landlord in obtaining the opinion of a qualified structural engineer as to whether the structure of the Building is being or is about to be overloaded

  3.12
  Conduits

  3.12.1
  Not to discharge into any Conduits any oil or grease or any noxious or deleterious effluent or substance whatsoever which may cause an obstruction or might be or become a source of danger or which might injure the Conduits of or servicing the Demised Premises or the Building

  3.12.2
  Not to overload the Conduits in or serving the Demised Premises

  3.13
  Disposal of Refuse

    Not to deposit any rubbish or refuse of any kind in the Retained Parts other than in proper receptacles provided for the purpose or as may be designated by the Landlord and not to burn any rubbish or refuse on the Demised Premises

  3.14
  Use of Common Parts

  3.14.1
  To use the various parts of the Common Parts for there designated uses only

  3.14.2
  Not to cause congestion of the Common Parts nor inconvenience to any other user thereof

  3.14.3
  Not to permit any vehicles belonging to the Tenant or any persons calling on the Demised Premises expressly or by implication with the authority of the Tenant to stand on any of the service roads or the Common Parts other than the Parking Areas except temporarily for the purpose of loading or unloading goods only

  3.14.4
  Not to convey any goods or materials to or from the Demised Premises except through the parts of the Common Parts designated for such purposes

  3.14.5
  Not to store stack or lay out upon any parts of the Common Parts any materials equipment plant bins crates cartons boxes or any other item

  3.14.6
  Not to do anything whereby the Common Parts or other areas over which the Tenant may have rights of access or use may be damaged or the fair use thereof by others may be obstructed in any manner whatsoever

  3.15
  Flashing Lights

    Not to display any flashing lights on the Demised Premises or in the Building so that they can be seen from outside the Building

  3.16
  Prohibited Users

  3.16.1
  Not to use the Demised Premises or any part thereof for any public or political meeting public exhibition or public entertainment show or spectacle of any kind nor for any dangerous noisy noxious or offensive trade business or occupation whatsoever nor for any illegal or immoral purpose nor for residential or sleeping purposes

  3.16.2
  Not to use the Demised Premises or any part thereof for gambling betting gaming or wagering or in connection with the sale of beer wines and spirits or in connection with the sale of pornographic publications or materials and not to hold any auction on the Demised Premises

  3.16.3
  Not to use the Demised Premises for the sale of food

  3.17
  User

    Not to use the Demised Premises or any part thereof except those uses falling within class B1 (a) of the Town and Country Planning (Use Classes) Order 1987

  3.18
  Nuisance

    Not to do anything in or about the Demised Premises or the Building which may be or become a nuisance or which may cause damage annoyance inconvenience or disturbance to the Landlord or the other tenants of the Building which may be injurious to the value tone amenity or character of the Building

  3.19
  Alterations

  3.19.1
  Not to erect any new building or structure on the Demised Premises or any part thereof nor to alter add to or change the height elevation or exterior of the Demised Premises or the external architectural or decorative design or appearance of the Demised Premises nor to merge the Demised Premises with any adjoining premises

    3.19.2
    Not to alter divide cut maim injure or remove any of the principal or load-bearing walls floors beams or columns or the main frame of the Building nor to make any other alterations or additions of a structural nature to the Building

    3.19.3
    Not to make any hole or other openings through the floor slab of the Building without obtaining the prior consent of the Superior Landlord and the consent of the Landlord, the Landlords consent not to be unreasonably withheld

    3.19.4
    Not to make any alterations or additions to the Landlord's fixtures and fittings or to any Conduits without obtaining the prior written consent of the Superior Landlord pursuant to the terms of the Superior Lease and the consent of the Landlord, such consent not to be unreasonably withheld or delayed

    3.19.5
    Not to make any alterations or additions of a non-structural nature to the Demised Premises without obtaining the prior written consent of the Superior Landlord pursuant to the terms of the Superior Lease and the consent of the Landlord, such consent not to be unreasonably withheld or delayed

    3.19.6
    The Landlord may as a condition of giving any such consent require the Tenant to enter into such covenants as the Landlord and Superior Landlord shall reasonably require regarding the execution of any such works and the reinstatement of any such works and the reinstatement of the Demised Premises at the Termination of the Term

    3.19.7
    Unless the Superior Landlord and/or Landlord otherwise requires to remove any alterations or additions and reinstate the Demised Premises at the Termination of the Term

  PROVIDED that nothing in this clause 3.19 shall prevent the Tenant from erecting altering or removing internal non-structural partitions within the Demised Premises without the Landlord's or the Superior Landlord's prior consent

  3.20
  Signs and Advertisements

    Not to erect or display on the exterior of the Demised Premises any pole aerial satellite dish or any telecommunications equipment advertisement poster notice or other sign or thing whatsoever without the consent of the Superior Landlord pursuant to the terms of the Superior Lease PROVIDED THAT the Tenant shall before applying for consent consult the Landlord PROVIDED ALSO THAT the Tenant shall be entitled to add the name of the Tenant and all lawful occupiers to the common signboard at the entrance of the Building

  3.21
  Alienation

  3.21.1
  Not to assign or charge any part or parts (as distinct from the whole) of the Demised Premises and not to agree so to do

  3.21.2
  Not to part with possession of or share the occupation of the whole or any part or parts of the Demised Premises or agree so to do or permit any person to occupy the same save by way of an assignment or underletting of the whole of the Demised Premises or an underlease of a Permitted Part thereof in accordance with the provisions of this clause 3.21

  3.21.3
  Without prejudice to the foregoing provisions the Tenant may assign the whole of the Demised Premises to an Acceptable Assignee with the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed and provided that:-

  (a)
  Prior to any permitted assignment the Tenant procures that the assignee enters into direct covenants (in a form approved by the Landlord such approval not to be unreasonably withheld or delayed) with the Landlord to pay the Rents and to perform and observe the covenants by the Tenant and all other conditions and provisions contained in this Lease

      (b)
      Prior to any permitted assignment the Tenant and the Guarantor (if any) enter into an Authorised Guarantee Agreement as set out in the Seventh Schedule subject to such amendments as may be required by law from time to time

      (c)
      If the Landlord shall reasonably so require the Tenant obtains an acceptable guarantor or guarantors for any person to whom this Lease is to be assigned who shall execute and deliver to the Landlord a deed containing covenants by such guarantor (or if more than one guarantor joint and several covenants) with the Landlord as a primary obligation in the terms of the Fourth Schedule or such other suitable security as the Landlord shall first approve such approval not to be unreasonably withheld or delayed

    3.21.4
    The Tenant may with the prior consent of the Landlord (such consent not to be unreasonably withheld or delayed) underlet the whole of the Demised Premises or a Permitted Part in accordance with and subject to the conditions set out in clause 3.21.5

    3.21.5
    (a)
    The Tenant shall not underlet the whole of the Demised Premises at a yearly rent less than the open market rent

    (b)
    The Tenant shall not underlet a Permitted Part at a yearly rent less than the open market rent

    3.21.6
    Prior to any underlease the Tenant shall procure that the undertenant enters into direct unqualified covenants with the Landlord as follows:-

    (a)
    to observe and perform the covenants and conditions on the part of the undertenant contained in the underlease

    (b)
    not to charge underlet part with possession hold on trust for another or part with occupation of the Demised premises or a Permitted Part or any part or parts thereof

    (c)
    not to do or allow any act or thing inconsistent with or in breach of this Lease

    3.21.7
    If the Landlord shall reasonably so require the Tenant shall procure a guarantor or guarantors for the intending undertenant approved by the Landlord (such approval not to be unreasonably withheld or delayed) who shall execute and deliver to the Landlord a deed or deeds containing covenants by such guarantor (or if more than one such guarantor joint and several covenants) with the Landlord as a primary obligation in the terms contained in the Fourth Schedule (with such modification thereto as shall make such covenants appropriate to the liability of the undertenant under the relevant underlease and comply with the Landlord and Tenant (Covenants) Act 1995) or such other suitable security as the Landlord shall first approve in writing such approval not to be unreasonably withheld or delayed

    3.21.8
    Any underlease shall be in a form first approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) PROVIDED FURTHER THAT the Landlord's costs incurred in approving any such underlease payable by the Tenant and shall be fair and reasonable and provident that the any such Underlease shall contain the following:-

      (a)
      provisions for the upward only review of the rent thereby reserved corresponding as to terms conditions and dates with the rent review provisions contained in this Lease

      (b)
      a covenant by the undertenant prohibiting the undertenant from doing or allowing any act or thing upon or in relation to the Demised Premises inconsistent with or in breach of the provisions of this Lease

      (c)
      a condition for re-entry on breach of any covenant by the undertenant

      (d)
      the same restrictions as to assignment underletting charging holding on trust parting with or sharing possession or occupation as are set out in clauses 3.2 and 3.21.4 and the same provisions for direct covenants guarantors and registration as are in this Lease (mutatis mutandis)

    3.21.9
    The Tenant shall and hereby covenants to enforce the performance and observance by every undertenant of the covenants provisions and conditions of any underlease and shall not at any time either expressly or by implication waive any breach of the same

    3.21.10
    The Tenant shall procure that the rent is reviewed under any underlease in accordance with the terms thereof

    3.21.11
    The Tenant shall not vary the terms of any underlease without the prior consent of the Landlord (such consent not to be unreasonably withheld or delayed)

    3.21.12
    The Tenant shall procure that the rent reserved by any underlease shall not be commuted or payable more than one quarter in advance and shall not permit the reduction of any rent reserved by any underlease save with the consent of the Landlord

    3.21.13
    Sections 24 50 28 (inclusive) of the Landlord and Tenant Act 1954 shall be excluded from any underletting of the Demised Premises or a Permitted Part and no underlease shall be granted and no prospective undertenant shall be allowed into possession or occupation of the Demised Premises or a Permitted Part unless and until there shall first have been obtained an Order of the Court under section 38(4) of that Act (as amended by section 5 of the Law of Property Act 1969) authorising the exclusion of sections 24 to 28 (inclusive) of that Act in relation to the proposed underletting

    3.21.14
    The Tenant may share occupation of the Demised Premises or any part of the Demised Premises with a Group Company for so long as both companies remain members of that group and otherwise than in a manner which transfers or creates a legal estate provided always that the Tenant informs the Landlord from time to time of all Group Companies occupying the Demised Premises

  3.22
  Registration of Dispositions

    Within 28 days of every assignment transfer charge underletting assent or any other disposition whether mediate or immediate of or affecting the Demised Premises or any part thereof to produce to and leave with the Landlord or its solicitors a certified copy of the deed instrument or other document evidencing or effecting such disposition and on each occasion to pay to the Landlord or its Solicitors a fee of £25.00 (exclusive of any VAT) or such larger sum as may be reasonable

  3.23
  Disclosure of Information

  3.23.1
  Upon making any application or request in connection with the Demised Premises or this Lease to disclose to the Landlord at the Tenants cost such information as the

      Landlord may reasonably require and whenever the Landlord shall request to supply full particulars of all occupations and derivative interest in the Demised Premises however remote or inferior

    3.23.2
    To promptly provide the Landlord with all information the Landlord may reasonably require to enable it to comply with its duties under any Legislation

  3.24
  Landlord's Costs

    To pay and indemnify the Landlord against all costs fees charges disbursements and expenses properly incurred by the Landlord including but not limited to those payable to solicitors counsel architects surveyors and bailiffs:-

    3.24.1
    In relation to the preparation and service of a notice under section 146 of the Law of Property Act 1925 and of any proceedings under sections 146 or 147 of that Act (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under section 146 is complied with by the Tenant or the Tenant has been relieved under the provisions of the Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the Court)

    3.24.2
    In relation to the preparation and service of all notices and schedules relating to wants of repair whether served during or after the Termination of the Term

    3.24.3
    In connection with the recovery or attempted recovery of arrears of Rents or other sums due from the Tenant or in procuring the remedying of the breach of any covenant by the Tenant

    3.24.4
    In relation to any application for consent required or made necessary by this Lease (such costs to include reasonable management fees and expenses) whether or not the same is granted (except in cases where the Landlord is obliged not to unreasonably withhold its consent and the withholding of its consent is held to be unreasonable) or the application is withdrawn

  3.25
  Statutory Requirements

  3.25.1
  At the Tenant's own expense to comply in all respects with all Legislation relating to the Demised Premises or the user thereof including without prejudice to the generality of the foregoing the provisions of the Offices Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 the Defective Premises Act 1972 and the Health and Safety at Work etc. Act 1974 and the Environmental Protection Act 1990 and all other obligations imposed by law relating to the Demised Premises their condition or the user thereof

  3.25.2
  To execute all works and provide and maintain all arrangements upon or in respect of the Demised Premises or the use thereof which are directed or required (whether by the Landlord Tenant or occupier) by any Legislation and to indemnify and keep the Landlord indemnified against all costs charges fees and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required

  3.25.3
  Not to do or omit to be done in or near the Demised Premises any act or thing by reason of which the Landlord may under any Legislation incur or have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

  3.26
  Planning Acts

  3.26.1
  To comply with the provisions and requirements of the Planning Acts and of any planning permissions relating to or affecting the Demised Premises and to indemnify and keep the Landlord indemnified against all actions proceedings claims demands losses costs expenses damages and liability whatsoever in respect of any non-compliance

  3.26.2
  Not to make any application for planning permission in respect of the Demised Premises without the prior written consent of the Superior Landlord and Landlord

  3.26.3
  At the expense of the Tenant to obtain and if appropriate to renew all planning permissions and any other consents and to serve all necessary notices required for the carrying out by the Tenant of any operations or the commencement or continuance of any use on the Demised Premises which may constitute Development

  3.26.4
  To pay and satisfy any charge or levy imposed under the Planning Acts in respect of any Development by the Tenant on the Demised Premises

  3.26.5
  Not to implement any planning permission before it has been produced to and approved in writing by the Superior Landlord and Landlord such approval not to be unreasonably withheld or delayed on the Landlord's part PROVIDED THAT the Landlord may refuse to approve such planning permission on the grounds that any condition contained in it or anything omitted from it or the period referred to in it would in the reasonable opinion of the Landlord be prejudicial to the Landlord's interest in the Demised Premises whether during or following the Termination of the Term

  3.26.6
  Unless the Superior Landlord shall otherwise direct in writing to carry out and complete before the Termination of the Term:-

  (a)
  any works required to be carried out to the Demised Premises as a condition of any planning permission granted during the Term and implemented by the Tenant whether or not the date by which such planning permission requires such works to be carried out is within the Term

  (b)
  any Development begun upon the Demised Premises by the Tenant in respect of which the Landlord shall or may be or become liable for any charge or levy under the Planning Acts

  3.27
  Environmental Legislation

  3.27.1
  To comply in all respects with the provisions and requirements of all Environmental Legislation and all consents obtained hereunder insofar as the same relate to or affect the Demised Premises or any other part of the Building in consequence of any operations works acts or things at any time carried out or omitted on the Demised Premises during the Term

  3.27.2
  Not to make any application for any Environmental consent required under Environmental Legislation nor commence any prescribed process without the prior consent of the Superior Landlord and so often as occasion shall require at the expense in all respects of the Tenant (having obtained the Landlord's consent) to obtain all such notices as may be required for the carrying out of any Waste or Hazardous Substances on or from the Demised Premises and further within ten working days of receipt of written demand to provide the Landlord with a copy of any such consent obtained by the Tenant

    3.27.3
    To give notice to the Landlord as soon as possible upon becoming aware of any formal notice complaint enquiry information or communication being received by the Tenant or any circumstances arising which may lead to any such consent being suspended revoked cancelled restricted amended or not renewed to any degree and at the request of the Landlord to make or join in making such objections representations or other remedial action in respect thereof as the Landlord may reasonably require except where the Tenant acting reasonably considers that any such objections representations or other remedial action are against its best interests or those of any undertenant

    3.27.4
    To maintain in accordance with Environmental Legislation full and accurate records relating to the carrying on of any process and disposal of any Waste or Hazardous Substances on or from the Demised Premises (including without limitation written contracts with third party waste disposal contractors and transfer notes) and to permit the Landlord to inspect the same at all reasonable times

  3.28
  Statutory Notices

    Within 14 days of receipt of any Statutory Notice (sooner if appropriate having regard to the requirements of the notice or order in question or the time limits stated therein) to produce to the Landlord a true copy and any further particulars reasonably required by the Landlord of any notice or order or proposal for the same given to the Tenant and relevant to the Demised Premises or the occupier thereof by any government department or local or public authority and without delay to take all necessary steps to comply with the notice or order so far as the same is the responsibility of the Tenant and at the request of the Landlord make or join with the Landlord in making such objection or representation against or in respect of any such notice order or proposal as the Landlord shall deem expedient

  3.29
  Fire Precautions and Equipment

  3.29.1
  To comply with the requirements of the fire authority the insurers of the Building and all reasonable requirements of the Superior Landlord and Landlord in relation to fire precautions affecting the Demised Premises

  3.29.2
  To keep the Demised Premises supplied and equipped with such fire fighting and extinguishing appliances as shall be required by any statute the fire authority or the insurers of the Building or as shall be reasonably required by the Superior Landlord and Landlord and such appliances shall be open to inspection upon giving reasonable notice to the Tenant and shall be maintained to the reasonable satisfaction of the Superior Landlord

  3.29.3
  Not to obstruct the access to or means of working any fire fighting and extinguishing appliances or the means of escape from the Building or the Demised Premises in case of fire or other emergency

  3.30
  Defective Premises

    Forthwith upon becoming aware of the same to give written notice to the Superior Landlord and Landlord of any defect in the Demised Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing so as to comply with the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 and to display and maintain in the Demised Premises all notices which the Landlord may form time to time reasonably require to be displayed in relation thereto

  3.31
  Encroachments and Easements

    Not to stop up darken or obstruct any of the windows or lights belonging to the Demised Premises and not to permit any new window light opening doorway passage Conduit or other encroachment or easement to be made or acquired into upon or over the Demised Premises or any part thereof and in case any person shall attempt to make or acquire any encroachment of easement whatsoever to give written notice thereof to the Landlord immediately the same shall come to the notice of the Tenant and at the request and cost of the Landlord to adopt such means as may be reasonably required by the Landlord for preventing any such encroachment or the acquisition of any such easement

  3.32
  Sale and Reletting Notices

    To permit the Landlord at any time during the Term in the case of a sale and during the last six months of the Term in the case of reletting unless the Tenant shall have made a County Court application under Section 24 of the Landlord and Tenant Act 1954 or otherwise be entitled in law to remain in occupation or to a new tenancy of the Demised Premises to enter upon the Demised Premises upon giving at least 48 hours written notice to the Tenant and affix and retain without interference upon any suitable parts of the Demised Premises (but not so as materially to affect the use of the Demised Premises the access of light and air to the Demised Premises or interfere with the Tenant's or any undertenant's business) notices for selling or reletting the same and not to remove or obscure the said notices and to permit all persons with the written authority of the Landlord to view the Demised Premises at all reasonable hours in the daytime upon prior appointment having been made

  3.33
  Landlord's Regulations

    To comply with all reasonable regulations made by the Superior Landlord from time to time and notified to the Tenant in writing for the general management and security of the Building the Common Parts and the parking Areas and other areas used or to be used in common with others

  3.34
  Replacement of Guarantor

    Within twenty-eight days of the death during the Term of any Guarantor or of any of the events listed in clauses 6.1.3, 6.1.4 and 6.1.5 happening in relation to any Guarantor to give notice thereof to the Landlord and if the Landlord so requires and at the Tenant's expense in all respects within fifty-six days after such event to procure that some other person reasonably acceptable to the Landlord becomes a Guarantor and enters into a deed in the form set out in the Fourth Schedule

  3.35
  Indemnity

    To keep the Landlord fully indemnified from and against all actions proceedings claims demands losses costs expenses damages and liability arising in any way directly or indirectly out of:-

    3.35.1
    Any Action of the Tenant

    3.35.2
    Any breach of the Tenant's covenants and the conditions and other provisions contained in this Lease

    3.35.3
    Any duty or obligation imposed upon the Landlord under Environmental Legislation and any Clean Up Costs incurred by the Landlord in consequence of any operations works acts or things at any time carried out or omitted to be carried out by the Tenant on the Demised Premises

    3.35.4
    the presence of any Waste or Hazardous Substances at the Demised Premises or elsewhere in the Building in consequence of any operations works acts or things at any time carried out or omitted to be carried out by the Tenant on the Demised Premises

  3.36
  Taxation

    Not to do on or in relation to the Demised Premises or any part thereof any act or thing (other than the payment of the Rents) which shall render the Landlord liable for any tax levy charge or other fiscal imposition of whatsoever nature and not to dispose of or deal with this Lease in such a way that the Landlord shall be or become liable for any such tax levy charge or fiscal imposition

  3.37
  Value Added Tax

  3.37.1
  To pay any Value Added Tax at the rate for the time being in force chargeable in respect of any payments made by the Tenant to the Landlord or any person on the Landlord's behalf or in respect of services provided by the Landlord in connection with or under any of the provisions of this Lease upon receipt of a valid Value Added Tax invoice and in default of payment the same shall be recoverable as rent in arrear

  3.37.2
  Where by virtue of any of the provisions of this Lease the Tenant is required to pay repay or reimburse to the Landlord or any person or persons any costs fees charges insurance premium expenses or other sum or amount whatsoever in respect of the supply of any goods and/or services by the Landlord or any other person or persons the Tenant shall also be required in addition to pay or (as the case may be) keep the Landlord indemnified against:-

  (a)
  the amount of any Value Added Tax which is chargeable in respect of such supply to the Tenant

  (b)
  the amount of Value Added Tax chargeable by any other person (or chargeable by the Landlord in the case of supplies which the Landlord is deemed to make to itself) in respect of supplies the cost of which is included in the calculation of the sums which the Tenant is required to pay repay or reimburse to the Landlord save to the extent that such Value Added Tax is recoverable by the Landlord. For the avoidance of doubt the Landlord shall be under no duty to exercise or not exercise any option or right conferred on the Landlord by the legislation relating to Value Added Tax (including any regulations made thereunder) so as to reduce or avoid any liability to Value Added Tax

  3.38
  Covenants Affecting Reversion

    Not knowingly to do anything which would or may be in breach of the agreements covenants restrictions and stipulations which at the time of the grant of this Lease affect or relate to the Demised Premises as set out in the Sixth Schedule and to keep the Landlord indemnified against all actions claims demands costs expenses damages and liability in any way relating thereto

4
LANDLORD'S COVENANTS

  THE Landlord HEREBY COVENANTS with the Tenant as follows:-

  4.1
  Quiet Enjoyment

    That the Tenant paying the Rents and performing and observing the covenants on the part of the Tenant herein contained shall and may peaceably hold and enjoy the Demised Premises during the term hereby granted without any interruption by the Landlord or any person lawfully claiming through under or in trust for it

  4.2
  Provision of Services

    To provide the following services:-

    4.2.1
    Repairs

      To keep the Retained Parts in good repair and condition

    4.2.2
    Common Parts

    (a)
    To clean the Common Parts and to keep the same adequately lighted where appropriate at such time as the Landlord shall reasonably determine and subject to receiving notice in writing of any obstruction free from obstruction

    (b)
    To provide and maintain at the Landlord's discretion such plants shrubs trees or garden or grassed areas in the Common Parts as may be appropriate and to keep the same planted free from weeds and the grass cut

    4.2.3
    Name Boards

      To provide and install name boards and signs of such size and design as the Landlord may in its absolute discretion determine at the entrance to the Building and at such other locations as the Landlord may consider desirable

    4.2.4
    Provision of Services

      To use its best endeavours to provide the services referred to in the Fifth Schedule in a proper and efficient manner and where appropriate using good and suitable materials PROVIDED THAT no claim for loss damage or compensation shall lie against the Landlord for any interruption or failure to provide the services and carry out the works due to breakdown or any necessary inspection repair replacement or maintenance or shortage of fuel water materials or labour or any other cause beyond the Landlord's control"

  4.3
  Compliance With Superior Lease

  4.3.1
  to pay the rents reserved by the Superior Lease

  4.3.2
  on the request of the Tenant to use best endeavours to enforce the Covenants on the part of the Superior Landlord contained in the Superior Lease

  4.3.3
  to use reasonable endeavours to obtain the consent of the Superior Landlord whenever the Tenant makes an application for any consent where the consent of the Landlord and the Superior Landlord is needed by virtue of the provisions of this underlease and the Superior Lease.

5
INSURANCE

5.1
Landlord to Insure

    The Landlord hereby further covenants to insure and keep insured in accordance with market practice at all times during the Term with some publicly quoted or substantial and reputable insurance company or with reputable underwriter and through such agency as the Landlord may from time to time determine the Building (other than plate glass) subject to such exclusions excesses and limitations as may be imposed by the insurers in the full reinstatement cost of the Building including architects' surveyors' and other professional fees (and Value

    Added Tax thereon) and expenses incidental thereto the cost of shoring updemolition and site clearance and similar expenses against:-

    5.1.1
    Loss or damage by fire and such of the other Risks as from time to time are available on the United Kingdom insurance market and the Landlord can insure against on reasonable terms and

    5.1.2
    Loss of the First Rent and Service Charge from time to time payable or reasonably estimated to be payable under this Lease (taking account of any review of the First Rent which may become due under this Lease) for three years and

    5.1.3
    Property owner's liability and third party liability

  5.2
  Landlord's Fixtures

    The Tenant shall notify the Landlord in writing of the full reinstatement cost of any fixtures and fittings installed at any time by the Tenant and which are or may become Landlord's fixtures and fittings for the purpose of enabling the Landlord to effect adequate insurance cover for the same

  5.3
  Landlord to Produce Evidence of Insurance

  5.3.1
  At the request of the Tenant the Landlord shall produce to the Tenant relevant details from the insurers of the terms of the insurance policy and the fact that the policy is subsisting and in effect

  5.3.2
  The Landlord shall use reasonable endeavours to procure that the Insurers agree to waive all rights of subrogation against the Tenant and that the interest of the Tenant is noted or endorsed on the insurance policy

  5.4
  Destruction of the Demised Premises

    If the Demised Premises or any part thereof or the Common Parts or any part thereof or the access to the Demised Premises and the Building are destroyed or damaged by any of the Insured Risks so as to render the Demised Premises unfit for use and occupation or inaccessible then:-

    5.4.1
    Unless payment of the insurance moneys shall be refused in whole or in part by reason of any Action of the Tenant and

    5.4.2
    Subject to the Landlord being able to obtain any necessary planning permission and all other necessary licences approvals and consents in respect of which the Landlord shall use its reasonable endeavours to obtain as soon as reasonably practicable but shall not be obliged to institute any appeals the Landlord shall lay out the insurance moneys other than any in respect of loss of any Rents and liability to third parties in the rebuilding and reinstatement of the premises so destroyed or damaged (but not so as to oblige the Landlord to provide accommodation identical in layout if it would not be reasonably practical to do so) PROVIDED ALWAYS that the Landlord shall not be liable to rebuild or reinstate the premises so destroyed or damaged if the Landlord is unable to obtain the necessary permissions and other licences approvals and consents in accordance with clause 5.4.2 above or if the rebuilding or reinstatement shall be prevented or frustrated for any other reason beyond the control of the Landlord in which event all the insurance moneys shall be the absolute property of the Landlord

  5.5
  Determination Following Destruction

    If the Demised Premises or any part thereof are destroyed or damaged by any of the Insured Risks so as to render the Demised Premises unfit for use and occupation or inaccessible and if the premises so destroyed or damaged have not been rebuilt or reinstated and made fit for occupation and use and the Demised Premises rendered accessible before the expiration of three years from the date of destruction or damage the Landlord or the Tenant may determine this Lease by serving written notice on the other party whereupon this Lease shall cease and determine but without prejudice to any antecedent breach of covenant and the Landlord shall not be obliged to rebuild or reinstate the premises so damaged or destroyed and any insurance moneys shall belong to the Landlord absolutely

  5.6
  Payment of Insurance Monies Refused

    If the payment of any insurance moneys is refused as a result of some Action of the Tenant the Tenant shall pay to the Landlord on demand the amount so refused with interest thereon at the Prescribed Rate from the date of the event giving rise to the insurance claim to the date of payment to the Landlord

  5.7
  Cesser of Rent

    If the Demised Premises or the Building or the access thereto or any part of them are destroyed or damaged by any of the Insured Risks so as to render the Demised Premises or the Building or access thereto or any of them unfit for use and occupation or inaccessible and the insurance shall not have been vitiated or payment of the policy moneys refused in whole or in part as a result of some Action of the Tenant then the First Rent and Service Charge or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Demised Premises or the part destroyed or damaged shall be again rendered fit for use and occupation and accessible or until the expiration of the period in respect of which the Landlord has obtained loss of rent insurance (whichever is the earlier) and any dispute regarding the cesser of the First Rent and/or Service Charge shall be referred to a single arbitrator to be appointed in default of agreement upon the application of either party by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors in accordance with the provisions of the Arbitration Act 1996

  5.8
  Benefit of Other Insurance

    If the Tenant is entitled to the benefit of any insurance on the Demised Premises which is not effected or maintained in pursuance of the obligations herein contained then the Tenant shall apply all moneys received from such insurance in making good the loss or damage in respect of which the same shall have been received

  5.9
  Insurance Becoming Void

    The Tenant shall not do or omit to do anything that could cause any policy of insurance in respect of or covering the Demised Premises or the Building to become void or violable wholly or in part nor anything whereby any abnormal or loaded insurance premium may become payable

  5.10
  Requirements of the Insurers

    The Tenant shall at all times comply with all the requirements of the insurers so far as such requirements are notified to the Tenant

  5.11
  Notice by Tenant

    The Tenant shall give notice to the Landlord as soon as possible upon the happening of any event or thing, which might affect any insurance policy relating to the Demised Premises or lead to a claim thereunder

  5.12
  Information

    The Tenant shall ensure that at all times the Landlord has written notice of the name home address and home telephone number of at least two keyholders of the Demised Premises

6
PROVISOS

  PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:-

  6.1
  Forfeiture

    Without prejudice to any other right remedy or power herein contained or otherwise available to the Landlord:-

    6.1.1
    If the Rents reserved by this Lease or any part thereof or any other sums due to the Landlord under this Lease shall be unpaid for twenty-one days after becoming payable (whether formally demanded or not) or

    6.1.2
    If any of the covenants by the Tenant contained in this Lease shall not be performed and observed or

    6.1.3
    If the Tenant or any Guarantor (being a body corporate) has a winding-up petition or petition for an administration order presented against it or passes a winding-up resolution (other than in connection with a member's voluntary winding-up for the purposes of an amalgamation or reconstruction which has the prior written approval of the Landlord such approval not to be unreasonably withheld) or calls a meeting of its creditors for the purposes of considering a resolution that it be wound-up voluntarily or resolves to present its own winding-up petition or is wound-up (whether in England or elsewhere) or the directors or shareholders of the Tenant resolve to present a petition for an administration order in respect of the Tenant or any Guarantor (as the case may be) or an administrative receiver or a receiver or a receiver and manager is appointed in respect of the Tenant or the Guarantor or any assets of either of them

    6.1.4
    If the Tenant or any Guarantor (being a body corporate) calls or a nominee calls on its behalf a meeting of its creditors or any of them or makes an application to the Court under Section 425 of the Companies Act 1985 or submits to its creditors or any of them a proposal pursuant to Part I of the Insolvency Act 1986 or enters into any arrangement scheme compromise moratorium or composition with its creditors or any of them (whether pursuant to Part I of the Insolvency Act 1986 or otherwise) or suffers any distress or execution to be levied on the Demised Premises or

    6.1.5
    If the Tenant or any Guarantor (being an individual or if more than one individual then any one of them) makes an application to the Court for an interim order under Part VIII of the Insolvency Act 1986 or convenes a meeting of its creditors or any of them or enters into any arrangement scheme compromise moratorium or composition with its creditors or any of them (whether pursuant to Part VIII of the Insolvency Act 1986 or otherwise) or has a bankruptcy petition presented against it or is adjudged bankrupt (whether in England or elsewhere) or suffers any distress or execution to be levied on the Demised Premises

      THEN and in any such case the Landlord may at any time thereafter re-enter the Demised Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to the Landlord against the Tenant in respect of any antecedent breach of any of the covenants contained in this Lease

  6.2
  Limit of Landlord's Liability

    Any Person who is or becomes the Landlord shall cease to have any liability in respect of any of the covenants on the part of the Landlord contained in this Lease on the date on which the reversion immediately expectant on this Lease ceases to be vested in such person

  6.3
  Exclusion of Warranty as to User

  6.3.1
  Nothing contained in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Demised Premises may be used under the Planning Acts for the purpose herein authorised or any purpose subsequently authorised and the Tenant hereby acknowledges and admits that the Landlord has not given or made at any time any representation or warranty that any such use is or will be or will remain a permitted use under the Planning Acts

  6.3.2
  Notwithstanding that any such use might not be a permitted use under the Planning Acts the Tenant shall remain fully bound and liable to the Landlord in respect of the obligations undertaken by the Tenant in this Lease without being entitled to any compensation recompense or relief of any kind whatsoever

  6.4
  Representation

    The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Lease or is set out in the replies to enquiries before lease given in writing by the Landlord's solicitors to the Tenant's solicitors prior to the date hereof

  6.5
  Failure by Landlord to Provide Services

  6.5.1
  The Landlord shall not incur any liability for any failure or interruption in any of the services provided by the Landlord or for any damage injury or inconvenience to person or property arising from such failure or interruption due to mechanical breakdown failure or malfunction overhauling maintenance repair or replacement strikes labour disputes or shortages or any cause or circumstance beyond the control of the Landlord

  6.5.2
  The Landlord shall not be liable to the Tenant in respect of any failure by the Landlord to perform any of the services referred to in this Lease unless and until the Landlord has been notified of such failure and the Landlord has failed within a reasonable time to remedy the same

  6.6
  Covenants Relating to Adjoining Land

    Nothing contained in or implied by this Lease shall give the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant agreement or condition relating to or affecting the Building or any Adjoining Land

  6.7
  Effect of Waiver

    Each of the Tenant's covenants shall remain in full force both at law and in equity notwithstanding that the Landlord may have waived or released temporarily any such covenant or waived or released temporarily or permanently revocable or irrevocably a similar covenant or similar covenants affecting other property belonging to the Landlord

  6.8
  Exclusion of Statutory Compensation

    Except where any statutory provision prohibits or modifies the right of the Tenant to compensation being reduced or excluded by agreement neither the Tenant nor any undertenant (whether immediate or not) shall he entitled on quitting the Demised Premises or any part thereof to claim any compensation from the Landlord under the Landlord and Tenant Act 1954 or any other act which may replace it or any other act which is the future provides for the Tenant to be compensated upon quitting the Demised premises.

  6.9
  Notices

  6.9.1
  Any demand or notice required to be made given to or served on the Tenant or any Guarantor under this Lease shall be duly and validly made given or served if addressed to the Tenant or the Guarantor respectively (and if there shall be more than one of them then any one of them) or sent by pre-paid registered or recorded delivery mail or sent by telex or telegraphic facsimile transmission addressed (in the case of a company) to its registered office or at place of business or (in the case of an individual) its last known address

  6.9.2
  Any notice required to be given to or served on the Landlord shall be duly and validly given or served if sent by pre-paid registered or recorded delivery mail or addressed to the Landlord at its registered office

  6.9.3
  Any notice or document given or served by post shall be deemed to be given or served at the place of receipt 48 hours after the letter containing the same was sent by first class post Saturdays Sundays and Public Holidays excepted and in proving that any notice or document was so given or served it shall be necessary only to prove that the same was properly addressed and sent by post

  6.9.4
  Any notice or document given or served personally shall be deemed to have been received at the time of such service

  6.9.5
  Any notice given by telex or facsimile transmission shall be deemed duly served forthwith on transmission thereof provided (in the case of a telex) a correct answer back has been received or (in the case of a facsimile) a confirming copy is sent by first class post within two days of such transmission

  6.10
  New Tenancy

    This Lease is a new tenancy for the purpose of Section 1 of the Landlord and Tenant (Covenants) Act 1995

  6.11
  Disputes With Adjoining Occupiers

    Any dispute arising between the Tenant and the other tenants or occupiers of the Building as to any easement quasi-easement right privilege or Conduit in connection with the Demised Premises or the Building may if the Landlord so requires be fairly and reasonably determined by the Landlord whose decision shall be binding on the Tenant provided that the Landlord shall give the Tenant a reasonable opportunity to make such representations as it shall think fit to the Landlord concerning the same

  6.12
  No Implied Rights

    (Except as may be expressly provided) this Lease shall not include or grant the Tenant (whether impliedly or otherwise) any easement quasi easement right liberty privilege or advantage over the Building or any part thereof

  6.13
  Applicable Law and Service of Proceedings

    This Lease shall be governed by and construed in accordance with English Law

7
SERVICE CHARGE

7.1
For the purpose of this Lease the following expressions shall have the following meanings:-

7.1.1
"Expenditure" means the aggregate of:-

(a)
all costs fees expenses and outgoings whatsoever incurred by the Landlord in respect of the items set out in the Fifth Schedule and

(b)
such sums as the Landlord may in its absolute discretion consider desirable to set aside from time to time for the purpose of providing for those items set out in the Fifth Schedule which are periodically recurring whether at regular or irregular intervals and

(c)
such provision for anticipated expenditure on any costs fees expenses and outgoings in respect of any of the items referred to in the Fifth Schedule, as the Landlord shall in its absolute discretion consider fair and reasonable in the circumstances PROVIDED ALWAYS THAT whilst the Superior Lease is vested in the Landlord the Landlord shall not be entitled to set aside sums for future expenditure as envisaged by Clauses (b) and (c)

7.1.2
"Financial Period" means the period from 1st day of April in every year to 31st day of March of the following year or such other period as the Landlord may in its absolute discretion from time to time reasonably determine

7.1.3
"Estimated Expenditure" means for any Financial Period during the Term such sum as the Landlord shall from time to time specify as being in its absolute discretion a fair and reasonable estimate of the Expenditure for the current Financial Period Provided that the Landlord, may from time to time during any Financial Period as appropriate but not more than twice in any Financial Period (save in the case of emergency) make revised estimates of the Expenditure for that Financial Period whereupon appropriate adjustments shall be made to such sum to reflect the revised estimates

7.1.4
"Service Charge Percentage" means such percentage as the Landlord acting fairly and reasonably may from time to time decide as reasonable by reference to the Net Internal Area (but subject to such adjustments as the Landlord may reasonably determine) (such decision to be final and binding on the Tenant) subject to variation pursuant to clause 7.9

7.2
The Tenant shall pay to the Landlord the Service Charge Percentage of the Expenditure in respect of each Financial Period

7.3
The Landlord shall as soon as reasonably practicable after the end of each Financial Period prepare an account showing the Expenditure for the Financial Period and containing a fair summary of the various items comprising the Expenditure and supported by copy accounts and invoices at the Tenant's request and upon such account being certified by the Surveyor acting in a proper and professional manner (a copy of which shall be supplied to the Tenant) the same shall be conclusive evidence (save in the case of manifest error) for the purposes of this Lease of all matters of fact referred to in the account

7.4
The Tenant shall pay to the Landlord on account of the Service Charge for the period commencing on the date hereof down to the end of the following Financial Period and thereafter during each subsequent Financial Period during the Term the Service Charge Percentage of the Estimated Expenditure ("the Advance Payment") to be made by equal quarterly payments ("Provisional Quarterly Service Charge Payment") in advance (subject to adjustment if the Estimated Expenditure is revised as contemplated by the definition thereof)

    the first Advance Payment being a proportionate sum of the Provisional Quarterly Service Charge Payment from and including the date hereof to the quarter day following the date hereof shall be made on the date hereof

  7.5
  If the Service Charge for any Financial Period shall:-

  7.5.1
  exceed the Advance Payment for the Financial Period the excess shall be paid by the Tenant to the Landlord within 10 working days of written demand or

  7.5.2
  be less than the Advance payment for that Financial Period the overpayment shall be credited to the Tenant against the next quarterly payment of the Service Charge or in the final year of the Term shall be repaid to the Tenant within 10 working days after the issue of the said account and certificate

  7.6
  Any sums paid by the Tenant on account of the Service Charge shall until expended be held by the Landlord or the Landlord's managing agent in a separate account with interest to accrue to the account and not the Landlord which said sums with interest shall belong to the Tenant until the relevant expenditure in respect thereof has been incurred

  7.7
  Any omission by the Landlord to include in any Financial Period a sum expended or a liability incurred in that Financial Period shall not preclude the Landlord from including such sum or the amount of such liability in the subsequent Financial Period as the Landlord shall reasonably determine

  7.8
  The Landlord shall be entitled at its discretion to employ agents contractors and such other persons as it may think fit and to delegate its duties and powers to them and their reasonable and proper fees and expenses including Value Added Tax shall form part of the Expenditure

  7.9
  If at any time during the Term the Net Internal Area of the Lettable Areas shall change or other circumstances shall arise making the then Service Charge Percentage unreasonable or inequitable (whether or not relating to individual items of Expenditure) the Landlord shall be entitled to alter the Service Charge Percentage to such other percentage as it may reasonably determine

  7.10
  The Landlord may at its reasonable discretion withhold add to extend vary or make any alterations to any of the services from time to time if the Landlord shall reasonably deem it desirable to do so for the more efficient management security and operation of the Building or for the comfort of the tenants in the Building PROVIDED THAT the foregoing shall not result in the services being so extended varied or altered so as to adversely affect in any material manner the Tenant's enjoyment and occupation of the Demised Premises

  7.11
  The provisions of this clause shall continue to apply notwithstanding the expiration or sooner determination of the Term but only in respect of the period down to such expiration or sooner determination the Service Charge for that Financial Period being apportioned for the said period on a daily basis

  7.12
  Any dispute or difference arising between the parties hereto as to their respective rights duties and obligations hereunder or as to any matter arising out of or in connection with the subject matter of this Clause 7 and save where otherwise specifically provided by this Clause 7 shall be referred to and determined by an independent building or investment surveyor being professionally qualified in respect of the subject matter of the dispute or difference for not less than 10 years who is a specialist in relation to such subject matter such independent person to be agreed between the parties hereto within 21 days of the dispute arising or failing such agreement to be nominated by the President or the Vice President for the time being or other duly authorised offer of the Royal Institution of Chartered Surveyors on the application of either party hereto

  7.13
  Whenever a person is to be appointed under this clause 7 such person shall act as an arbitrator pursuant to the Arbitration Act 1996

8
OPTION TO DETERMINE

  If the Tenant wishes to determine this Lease they may do so on 20th March 2014 on the expiration of the (the fifteenth anniversary of the Term Commencement Date) ("the Date") and gives to the Landlord not less than 9 months' previous notice in writing ("Tenant's Notice") to that effect and has up to the Date paid the First Rent and delivers up vacant possession of the Demised Premises to the Landlord in accordance with the covenants contained in this Lease then on the Date the Term shall immediately cease and determine but without prejudice to any rights or claims the Landlord may have against the Tenant in respect of any antecedent breach of covenant or condition

IN WITNESS whereof the parties hereto have executed this Lease as a deed the day and year first above written

QuickLinks

  Exhibit 10.22
SCHEDULE 1: THE PREMISES
SCHEDULE 2: THE SUBJECTIONS
SCHEDULE 3